EXHIBIT 31.1

SECTION 1350 CERTIFICATION OF THE

CHIEF EXECUTIVE OFFICER

I, Dennis Pollack, certify that:

1.               I have reviewed this annual report on Form 10-K/A of Prudential Bancorp, Inc. (the “Registrant”);

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.               [Intentionally omitted];

4.               [Intentionally omitted]; and

5.               [Intentionally omitted].

/s/Dennis Pollack
Date: January 8, 2021
Dennis Pollack
President and Chief Executive Officer